Exhibit 99.1

Vista Gold Corp. Announces Third Quarter Financial Results and Corporate Update

Denver, Colorado, November 7, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended September 30, 2023, with reported cash totaling $4.8 million. All dollar amounts in this news release are in U.S. dollars.

Frederick H. Earnest, President and CEO, said, “During the quarter, our management team continued to advance our ongoing strategic process, maintained its focus on minimizing recurring costs, reached 690 days without a lost time incident at quarter end, and remained in compliance with our site environmental responsibilities and obligations.

“In September, we attended the Precious Metals Summit in Beaver Creek, Colorado, where we hosted meetings with shareholders, potential investors, mining companies, and others. Our work to evaluate the opportunity for a smaller, staged project at Mt Todd was well received. Interest focused on the results of our internal scoping study, which demonstrated an initial development capital cost of less than $350 million and highlighted the potential for increased production over time through staged development. Recent actions by the Northern Territory Government to reform the present royalty structure and the potential positive economic impacts of an expected reduction in royalties for Mt Todd and other projects in the territory also attracted investor attention.

“The strategic process with CIBC Capital Markets continues to generate interest and positive feedback. We remain diligent in the execution of our strategy to seek an appropriate transaction to maximize shareholder value and are on track to reduce our 2023 recurring costs by approximately 7% compared to 2022.”

Summary of Financial Results

Cash and cash equivalents totaled $4.8 million at September 30, 2023 compared to $6.0 million at June 30, 2023 and $8.1 million at December 31, 2022. The Company continued to have no debt.

Vista reported a consolidated net loss of $1.5 million, or $0.01 per common share, for the quarter ended September 30, 2023 compared to a consolidated net loss of $1.7 million, or $0.02 per common share for the quarter ended September 30, 2022. The loss for the current quarter was in line with management’s expectations and reflects ongoing cost reduction measures.

The Company’s consolidated unaudited financial statements and management’s discussion and analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov/edgar and with the Canadian securities regulatory authorities on SEDAR+ at www.sedarplus.ca.

Management Conference Call

Management’s conference call to review financial results for the quarter ended September 30, 2023 and to discuss corporate and project activities is scheduled for November 8, 2023 at 2:00 p.m. MT (4:00 p.m. ET).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764-8646

Conference ID: 38351757

This call will be archived and available at www.vistagold.com after November 8, 2023. An audio replay will also be available through December 8, 2023 by calling toll-free in North America (877) 674-7070 or (416) 764-8692 using passcode 351757.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits necessary to allow development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral resources, demonstration of project feasibility in various development scenarios, and other value adding and de-risking activities.

For further information about Vista or the Mt Todd Gold Project, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected date for our management’s call regarding our financial results; our belief that our work to evaluate the opportunity for a smaller, staged project at Mt Todd was well received by shareholders, potential investors, mining companies, and others during the 2023 Precious Metals Summit; our belief that our internal scoping study demonstrated initial capital less than $350 million and highlighted the potential for increased production over time through staged development; our belief that recent actions by the Northern Territory Government to reform the present royalty structure, including potential royalty reductions, may have potential positive economic impacts for Mt Todd and other projects in the territory; our belief that the strategic process with CIBC Capital Markets continues to generate interest and positive feedback; our ability to execute  an appropriate transaction to maximize shareholder value; our belief that we are on track to reduce our 2023 recurring costs by approximately 7% compared to 2022; our belief that Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia; our belief that all major environmental and operating permits necessary to allow development of Mt Todd are in place; and our belief Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral resources, demonstration of project feasibility in various development scenarios, and other value adding and de-risking activities are forward-

looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.